
                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                       THREE MONTHS ENDED DECEMBER 31, 1999
                                                    (UNAUDITED)

(Amounts in Thousands, Except Per Share Data)
                                                Available         Average             Earnings Per Share
                                                Income            Shares            Class A       Class B
                                                ---------         -----------       -------       --------
Net income, three months ended 12/31/1999 . . . $ 12,227

Distributed earnings:
  Class A dividends declared . . . . . . . . .   (2,216)                            $ .155
  Class B dividends declared . . . . . . . . .   (4,186)                                          $ .160

Undistributed basic earnings . . . . . . . . .  $ 5,825           40,377            $ .144        $ .144
Basic Earnings Per Share . . . . . . . . . . .                                      $ .299        $ .304
Basic Earnings Per Share (rounded) . . . . . .                                      $ .30         $ .30

Dilutive effect of stock options . . . . . . .      (20)             122
Undistributed diluted earnings . . . . . . . .  $ 5,805           40,499            $ .143        $ .143
Diluted Earnings Per Share . . . . . . . . . .                                      $ .298        $ .303
Diluted Earnings Per Share (rounded) . . . . .                                      $ .30         $ .30

1,507,000 of the 2,145,000 average outstanding stock options were antidilutive, and were excluded from the dilutive computation for this period.




                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                       THREE MONTHS ENDED DECEMBER 31, 1998
                                                    (UNAUDITED)

(Amounts in Thousands, Except Per Share Data)
                                                Available         Average             Earnings Per Share
                                                Income            Shares            Class A       Class B
                                                ---------         -----------       -------       --------
Net income, three months ended 12/31/1998. . .  $14,935

Distributed earnings:
  Class A dividends declared . . . . . . . . .   (2,220)                            $ .155
  Class B dividends declared . . . . . . . . .   (4,221)                                          $ .160

Undistributed basic earnings . . . . . . . . .  $ 8,494            40,698           $ .209        $ .209
Basic Earnings Per Share . . . . . . . . . . .                                      $ .364        $ .369
Basic Earnings Per Share (rounded) . . . . . .                                      $ .36         $ .37

Dilutive effect of stock options . . . . . . .      (44)              273
Undistributed diluted earnings . . . . . . . .  $ 8,450            40,971           $ .206        $ .206
Diluted Earnings Per Share . . . . . . . . . .                                      $ .361        $ .366
Diluted Earnings Per Share (rounded) . . . . .                                      $ .36         $ .37

568,000 of the 2,030,000 average outstanding stock options were antidilutive, and were excluded from the dilutive computation for this period.



                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                         SIX MONTHS ENDED DECEMBER 31, 1999
                                                    (UNAUDITED)

(Amounts in Thousands, Except Per Share Data)
                                                Available         Average             Earnings Per Share
                                                Income            Shares            Class A       Class B
                                                ---------         -----------       -------       --------
Net income, six months ended 12/31/1999. . . .  $23,786

Distributed earnings:
  Class A dividends declared . . . . . . . . .   (4,435)                            $ .310
  Class B dividends declared . . . . . . . . .   (8,357)                                          $ .320

Undistributed basic earnings . . . . . . . . .  $10,994           40,375            $ .272        $ .272
Basic Earnings Per Share . . . . . . . . . . .                                      $ .582        $ .592
Basic Earnings Per Share (rounded) . . . . . .                                      $ .58         $ .59

Dilutive effect of stock options . . . . . . .      (55)             173
Undistributed diluted earnings . . . . . . . .  $10,939           40,548            $ .270        $ .270
Diluted Earnings Per Share . . . . . . . . . .                                      $ .580        $ .590
Diluted Earnings Per Share (rounded) . . . . .                                      $ .58         $ .59

1,355,000 of the 2,052,000 average outstanding stock options were antidilutive, and were excluded from the dilutive computation for this period.




                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                         SIX MONTHS ENDED DECEMBER 31, 1998
                                                    (UNAUDITED)

(Amounts in Thousands, Except Per Share Data)
                                                Available         Average             Earnings Per Share
                                                Income            Shares            Class A       Class B
                                                ---------         -----------       -------       --------
Net income, six months ended 12/31/1998. . . .  $27,498

Distributed earnings:
  Class A dividends declared . . . . . . . . .   (4,449)                            $ .310
  Class B dividends declared . . . . . . . . .   (8,433)                                          $ .320

Undistributed basic earnings . . . . . . . . .  $14,616            40,814           $ .358        $ .358
Basic Earnings Per Share . . . . . . . . . . .                                      $ .668        $ .678
Basic Earnings Per Share (rounded) . . . . . .                                      $ .67         $ .68

Dilutive effect of stock options . . . . . . .      (83)              259
Undistributed diluted earnings . . . . . . . .  $14,533            41,073           $ .354        $ .354
Diluted Earnings Per Share . . . . . . . . . .                                      $ .664        $ .674
Diluted Earnings Per Share (rounded) . . . . .                                      $ .66         $ .67

570,000 of the 1,903,000 average outstanding stock options were antidilutive, and were excluded from the dilutive computation for this period.


                                                   Exhibit(11)